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                                                              Exhibit (a)(1(vii)

                      Instructions Regarding the Offer by

                        THE SOUTHERN AFRICA FUND, INC.

          To Purchase for Cash 228,270 of Its Issued and Outstanding
                      Shares at Net Asset Value Per Share

  THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

  DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

  The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase dated May 15, 2001 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the Offer by The Southern Africa Fund, Inc. (the "Fund") to purchase 228,270 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on the date after the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

  The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan, upon the terms and subject to the conditions of the Offer.

  The undersigned hereby represents and warrants that: (i) all Shares owned by the undersigned as of the date of purchase of Shares pursuant to the Offer and all Shares attributed to the undersigned for federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer; (ii) the undersigned has a "net long position" in such Shares within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the tender of such Shares complies with Rule 14e-4.



                    (Please Print Except for Signature(s))

 Account Number: ____________________________________________________________

 Name(s) and Tax Identification or Social Security Number(s) of Beneficial Owner(s): __________________________________________________________________

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 Address: ___________________________________________________________________

 Telephone Number(s) including Area Code(s): ________________________________



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   (Signature of beneficial owner)       (Signature of additional beneficial
                                                    owner, if any)

 Dated:         , 2001